UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2015

HAWKINS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2381 Rosegate Roseville, MN	55113
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 331-6910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Stock Purchase Agreement

On November 23, 2015, Hawkins, Inc. (the “Company”) agreed to acquire SPH Holdings, Inc. (“SPH”) from an investor group led by ICV Partners II, L.P. SPH is the parent company of Stauber Performance Ingredients, a privately held supplier of specialty products and ingredients to the nutritional, food, pharmaceutical, cosmetic and pet care industries.

Pursuant to a Stock Purchase Agreement (the “Agreement”) by and among the Company, SPH, the selling stockholders of SPH (the “SPH Stockholders”), and ICV Manager, LLC, as the representative of the SPH Stockholders, the Company will acquire all of the outstanding equity interests of SPH for aggregate consideration of approximately $157 million in cash, subject to certain adjustments (including pursuant to a customary working capital adjustment).

Each of the parties to the Agreement has made certain customary representations, warranties and covenants to other parties to the Agreement, including, among others, covenants relating to (a) operation of SPH and its subsidiaries in the ordinary course of business consistent with past practice, with limitations on certain pre-closing activities, and (b) actions required for closing, including required notice filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Closing of the purchase of SPH is expected to occur in December 2015 and is subject to various closing conditions, including, among others, the absence of any injunction or other legal prohibition on the completion of the acquisition, the accuracy of the representations and warranties of the parties other than inaccuracies that are not deemed material, material compliance with the parties’ obligations under the Agreement, the absence of a material adverse change with respect to SPH, and expiration of all applicable waiting periods under the HSR Act. The Agreement provides for indemnification of the Company and the SPH Stockholders and other holders of rights to acquire SPH equity securities with respect to breaches of representations, warranties and covenants and certain other specified matters, and requires the Company to pursue representation and warranty insurance to satisfy certain of these indemnification obligations. The Agreement also provides the Company and SPH with customary termination rights.

The text of the Agreement is attached as Exhibit 2.1 to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company or SPH in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of the specified dates, were solely for the benefit of the parties to the Agreement, and are subject to the limitations agreed upon by the parties to the Agreement, including being qualified by confidential disclosure schedules provided by the parties in connection with the execution of the Agreement. Such disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement have been made for the purposes of allocating risk between the parties to the Agreement instead of establishing matters of fact. Accordingly, the representations and warranties in the Agreement may not constitute the actual state of facts about the Company or SPH. The representations and warranties set forth in the Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company or SPH or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Agreement does not purport to be complete and is qualified by reference to the text of the Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Financing Commitment

The Company intends to finance the acquisition of SPH through a combination of cash on hand and debt financing in an aggregate amount of up to $165 million. The debt financing is expected to close on or prior to the closing of the acquisition. On November 23, 2015, the Company entered into a joint commitment letter (the “Commitment Letter”) with U.S. Bank National Association and JP Morgan Chase Bank, N.A., providing for a senior secured credit facility in an initial aggregate amount of up to $165 million (the “Commitment”). The Commitment is subject to various conditions, including the consummation of the SPH acquisition and other customary closing conditions.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified by reference to the text of the Commitment Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Forward-Looking Statements

Various remarks in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those relating to the impact of the acquisition on our business operations and financial condition, our ability to complete the acquisition, the timing of any closing, and anticipated sources of funding for the acquisition. These statements are not historical facts, but rather are based on our current expectations, estimates and projections, and our beliefs and assumptions. Forward-looking statements may be identified by terms, including “anticipate,” “believe,” “can,” “could,” “expect,” “intend,” “may,” “predict,” “should,” or “will” or the negative of these terms or other comparable terms. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Actual results may vary materially from those contained in forward-looking statements based on a number of factors, including, but not limited to, regulatory approvals or third party consents necessary to consummate the proposed acquisition or otherwise timely satisfy conditions to close the proposed acquisition, our ability to maintain and integrate the acquired business, changes in competition and price pressure as a result of the pending acquisition or changes to our business resulting from the completed acquisition, changes in demand and customer requirements or processes for our products, interruptions in production resulting from hazards, transportation limitations or other extraordinary events outside our control that may negatively impact our business or the supply chains in which we participate, and our ability to consummate and successfully integrate other future acquisitions. Additional information concerning potential factors that could affect future financial results is included in our Annual Report on Form 10-K for the fiscal year ended March 29, 2015, as updated from time to time in amendments and subsequent reports filed with the SEC. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date hereof. We do not undertake any obligation to update any forward-looking statements.

Item 7.01. Regulation FD Disclosure.

On November 23, 2015, the Company issued a press release announcing the execution of the Agreement, a copy of which is attached to this report and furnished as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Stock Purchase Agreement, dated November 23, 2015, by and among Hawkins, Inc., SPH Holdings, Inc., the stockholders of SPH Holdings, Inc. listed therein, and ICV Manager, LLC.

10.1	Commitment Letter, dated November 23, 2015, by and among Hawkins, Inc., U.S. Bank National Association, and JP Morgan Chase Bank, N.A.

99.1	Press Release dated November 23, 2015

*	Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to Exhibit 2.1 have been omitted from this report and will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKINS, INC.

Date: November 23, 2015	/s/ Kathleen P. Pepski
Kathleen P. Pepski
Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

2.1	Stock Purchase Agreement, dated November 23, 2015, by and among Hawkins, Inc., SPH Holdings, Inc., the stockholders of SPH Holdings, Inc. listed therein, and ICV Manager, LLC.	Filed Electronically

10.1	Commitment Letter, dated November 23, 2015, by and among Hawkins, Inc., U.S. Bank National Association, and JP Morgan Chase Bank, N.A.	Filed Electronically

99.1	Press Release dated November 23, 2015.	Furnished Electronically